UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Atheros Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 22, 2008

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Atheros Communications, Inc., which will be held at 10:00 a.m., Pacific Time, on Thursday, May 22, 2008, at our offices at 5480 Great America Parkway, Santa Clara, California 95054.

We are holding this meeting for the following purposes:

•	to elect two Class II directors to serve until the 2011 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

•

to approve the material terms of our 2004 Stock Incentive Plan, solely to preserve our ability to receive corporate income tax deductions that may otherwise be disallowed pursuant to Internal Revenue Code Section 162(m); and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on March 26, 2008, are entitled to notice of, and to vote at this meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 5480 Great America Parkway, Santa Clara, California.

We are pleased to take advantage of new U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. As a result, we are mailing to many of our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of this proxy statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2007 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive the notice will receive a paper copy of the proxy materials by mail. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote by proxy over the Internet or by telephone. If you received a paper copy of a proxy card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors

Jack R. Lazar Chief Financial Officer, Vice President of Corporate Development, and Secretary

Santa Clara, California

April 1, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2008.

Our Proxy Statement for the 2008 Annual Meeting of Stockholders and our Annual Report to Stockholders for the year ended December 31, 2007 are available at www.edocumentview.com/ATHR.

Atheros Communications, Inc.

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Atheros Communications, Inc., a Delaware corporation, of proxies to be used at the 2008 Annual Meeting of Stockholders to be held at our offices at 5480 Great America Parkway, Santa Clara, California, at 10:00 a.m., Pacific Time, on Thursday, May 22, 2008 and any adjournments or postponements thereof. This Proxy Statement and the 2007 Annual Report to Stockholders are being released to our stockholders on April 1, 2008. If a stockholder requests printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint Craig H. Barratt, Jack R. Lazar and Bruce P. Johnson as your proxy holders to vote your shares at the 2008 Annual Meeting of Stockholders. You make this appointment by voting using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board (FOR the election of the nominees for Class II directors, FOR the ratification of the appointment of our independent registered public accounting firm, and FOR the approval of the material terms of the 2004 Stock Incentive Plan).

By voting as provided below, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was made available on the Internet and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Internet Availability of Proxy Materials

Under the rules recently adopted by the U.S. Securities and Exchange Commission (SEC), we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice Regarding the Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice also instructs you as to how you may access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders on or about April 1, 2008.

Access of Proxy Materials over the Internet

Your Notice Regarding the Availability of Proxy Materials or proxy card will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.atheros.com.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 26, 2008, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on March 26, 2008, we had 59,114,396 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 26, 2008. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or as described below. If you hold shares through a bank or broker, you will receive instructions from your bank or broker that must be followed in order for your bank or broker to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone.

If your shares are registered in your own name, you may vote your shares as described below.

Voting by Mail. If you have received a copy of the proxy card by mail, you may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope.

Voting over the Internet. Stockholders may submit proxies over the Internet by following the instructions on either the Notice Regarding the Availability of Proxy Materials or the proxy card.

Voting by Telephone. Stockholders who live in the United States or Canada may submit proxies over the telephone by following the instructions on either the Notice Regarding the Availability of Proxy Materials or the proxy card.

Voting at the Annual Meeting. Voting your proxy over the Internet, by telephone or by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote over the Internet, by telephone or by mail as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not indicate your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class II directors, FOR the ratification of the appointment of our independent registered public accounting firm, and FOR the approval of the material terms of the 2004 Stock Incentive Plan. The proxy holders will also vote your shares in their discretion on any other matters that properly come before the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to Atheros’ Secretary prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote, which means that the two nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of March 26, 2008, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

Atheros will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

IMPORTANT

Please promptly vote and submit your proxy over the Internet, by telephone, or by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your right to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Directors and Nominees

Our Bylaws currently provide for a Board of Directors consisting of not less than six nor more than eleven members. We currently have authorized six directors. Our Board of Directors is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•

Our Class II directors are Teresa H. Meng and Willy C. Shih, and their terms will expire at the Annual Meeting. These directors have been nominated to continue to serve as Class II directors for three-year terms following the Annual Meeting.

•	Our Class III directors are John L. Hennessy and Craig H. Barratt, and their terms will expire at the annual meeting of stockholders to be held in 2009.

•	Our Class I directors are Marshall L. Mohr and Andrew S. Rappaport, and their terms will expire at the annual meeting of stockholders to be held in 2010.

Accordingly, two Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2011 and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Nominating and Corporate Governance Committee to fill the vacancy.

There are no family relationships among any of our directors or executive officers.

The names of the Board of Directors’ nominees, as selected by the Nominating and Corporate Governance Committee, and certain biographical information about the nominees are set forth below.

Teresa H. Meng, one of our founders, has served on our Board of Directors since our inception in May 1998. From October 2000 through December 2006, Dr. Meng served as a consultant to us. From May 1998 to October 1999, Dr. Meng was our President and Chief Executive Officer. Dr. Meng joined the faculty of Stanford University’s Electrical Engineering Department in 1988, and in 2003, Dr. Meng was appointed the Reid Weaver Dennis Professorship. Dr. Meng is a fellow of the Institute of Electrical and Electronics Engineers. Dr. Meng holds both a Ph.D. and a Master of Science degree in electrical engineering and computer science from the University of California at Berkeley and a Bachelor of Science degree in electrical engineering from National Taiwan University.

Willy C. Shih has served as one of our directors since November 2006. Dr. Shih has been a senior lecturer at The Harvard Business School since January 2007. From September 2006 until January 2007, Dr. Shih was an independent consultant. From August 2005 to September 2006, Dr. Shih served as Executive Vice President of Thomson, a provider of digital video technologies. He was an independent intellectual property consultant from February 2005 to August 2005. Dr. Shih served as Senior Vice President of Eastman Kodak Company from July 1997 to February 2005. Dr. Shih is a member of the board of directors of Flextronics International Ltd., a provider of design and electronics manufacturing services to original equipment manufacturers.

Vote Required

The two nominees for Class II directors receiving the highest number of affirmative votes will be elected as Class II directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class II directors of Atheros.

Executive Officers and Directors

The following table shows information about our executive officers and directors:

Name	Age	Position(s)

Craig H. Barratt	45	President, Chief Executive Officer and Director

Jack R. Lazar	42	Chief Financial Officer, Vice President of Corporate Development, and Secretary

Paul G. Franklin	64	Vice President of Operations

Ben D. Naskar	53	Vice President and General Manager, Wireless Networking Business Unit

Gary L. Szilagyi	39	Vice President of Worldwide Sales

Adam H. Tachner	41	Vice President, General Counsel and Assistant Secretary

David D. Torre	51	Vice President and Chief Accounting Officer

John L. Hennessy (2)(3)(4)	55	Chairman of the Board

Teresa H. Meng	47	Director

Marshall L. Mohr (1)(4)	52	Director

Andrew S. Rappaport (1)(2)(3)(4)	50	Director

Willy C. Shih (1)(2)(3)(4)	56	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Determined by the Board of Directors to be “independent” as defined by applicable listing standards of The Nasdaq Stock Market

The following presents biographical information for each of our executive officers and directors listed above in the table, other than the nominees whose information is on page 4:

Craig H. Barratt has served as our President and Chief Executive Officer since March 2003 and as a director since May 2003. From April 2002 until March 2003, Dr. Barratt served as our Vice President of Technology. Prior to joining us, from September 1992 to March 2002, Dr. Barratt served in a variety of positions for ArrayComm, Inc., a wireless technology company, most recently as Executive Vice President and General Manager. Dr. Barratt holds a Ph.D. and a Master of Science degree from Stanford University, and a Bachelor of Engineering degree in electrical engineering and a Bachelor of Science degree in pure mathematics and physics from Sydney University in Australia.

Jack R. Lazar has served as our Vice President and Chief Financial Officer since September 2003 and as our Secretary since November 2003. In February 2008, Mr. Lazar was also appointed as Vice President of Corporate Development. Prior to joining us, from May 2002 to September 2003, Mr. Lazar was an independent business and financial consultant. From August 1999 to May 2002, Mr. Lazar served in a variety of positions at NetRatings, Inc., a publicly traded Internet audience measurement and analysis company, most recently as Executive Vice President of Corporate Development, Chief Financial Officer and Secretary. Prior to joining NetRatings, from January 1996 to August 1999, Mr. Lazar was Vice President and Chief Financial Officer of Apptitude, Inc. (acquired by hi/fn, inc. in 2000), a developer and manufacturer of network management solutions. Prior to joining Apptitude, Inc., Mr. Lazar held a variety of executive and management positions at Electronics for Imaging and Price Waterhouse, from 1987 to 1995. Mr. Lazar is a certified public accountant and holds a Bachelor of Science degree in commerce with an emphasis in accounting from Santa Clara University.

Paul G. Franklin joined us in November 2003 as our Director of Operations and has served as our Vice President of Operations since December 2003. Prior to joining us, from October 2001 to November 2003, Mr. Franklin was an independent operations and financing consultant in the semiconductor industry. From September 1992 to September 2001, Mr. Franklin served in various positions in semiconductor operations and business development at SONICblue Incorporated (formerly S3 Incorporated), a provider of consumer digital entertainment products, most recently as its Senior Vice President of Business Development and Investments. In March 2003, SONICblue filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. Mr. Franklin attended Arizona State University.

Ben D. Naskar has served as our Vice President and General Manager, Wireless Networking Business Unit, since June 2007. Prior to joining Atheros, Mr. Naskar was Vice President and General Manager of the Communications Products Division of PMC-Sierra, Inc., a provider of communications semiconductors, from September 2005 to June 2007. Prior to PMC-Sierra, Mr. Naskar was employed by Magfusion Inc., a provider of RF communications semiconductors, from May 2002 to August 2005, as Chief Executive Officer and President. Prior to that, Mr. Naskar was Managing Director and Vice President, Asia Pacific, for Analog Devices, Group Director in the Communications Division of National Semiconductor, and worked at various senior manager levels for Advanced Micro Devices, Inc. Mr. Naskar holds a Master of Business Administration degree from the University of Wisconsin-Madison. He also holds a Bachelor of Engineering degree in Electronics and Computer Science, from the University of Auckland in New Zealand and has done graduate level studies in engineering at Santa Clara University.

Gary L. Szilagyi has served as our Vice President of Worldwide Sales since January 2006. Prior to joining us, from September 2003 to January 2006, Mr. Szilagyi served as the Vice President of Sales at Greenfield Networks, a provider of advanced Ethernet switching and routing solutions for the Metro-Ethernet and Access markets. Prior to Greenfield Networks, from March 2001 to August 2003, Mr. Szilagyi served as the Vice President of Sales at Marvell Technology Group Ltd.’s Communications Business Unit. Mr. Szilagyi holds a Master of Science degree in electrical engineering from the University of California at Santa Barbara and a Master of Business Administration from San Jose State University.

Adam H. Tachner has served as our Vice President and General Counsel since August 2003. From October 2000 until August 2003, Mr. Tachner was our Intellectual Property Counsel. Prior to joining us, from September 1994 to September 2000, Mr. Tachner was an associate attorney with Crosby, Heafy, Roach & May, P.C., a law firm. Mr. Tachner holds a J.D. from the University of Oregon School of Law, a Bachelor of Science degree in electrical engineering from California State University and a Bachelor of Arts degree in social science from the University of California at Berkeley.

David D. Torre has served as our Vice President and Chief Accounting Officer since January 2006. Mr. Torre joined Atheros in January 2000 as Vice President, Administration and Controller, and in April 2004, he was appointed as Vice President, Finance and Administration. Prior to joining Atheros, Mr. Torre served as Controller at CellNet Data Systems, a provider of wireless data networks, from 1996 to 2000, and from 1990 to 1996, he was employed by Space Systems/Loral, a supplier of satellites. From 1981 to 1987, Mr. Torre was an audit manager at Ernst & Young. Mr. Torre is a certified public accountant and holds a Bachelor of Science degree in Business Administration and a Master of Business Administration from the University of California at Berkeley.

John L. Hennessy, one of our founders, has served as Chairman of our Board of Directors since our inception in May 1998. Since September 2000, Dr. Hennessy has served as the President of Stanford University, where he has been a member of the faculty since 1977. From 1999 to 2000, Dr. Hennessy was the Provost of Stanford. Prior to becoming Provost, from 1996 to 1999, Dr. Hennessy served as the Dean of Stanford’s School of Engineering. Dr. Hennessy is a member of the boards of directors of Cisco Systems Inc., a manufacturer of networking equipment, and Google Inc., a provider of an Internet search engine. Dr. Hennessy is a fellow of the Institute of Electrical and Electronics Engineers. Dr. Hennessy holds a Ph.D. and a Master of Science degree in computer science from the State University of New York, Stony Brook and a Bachelor of Science degree in electrical engineering from Villanova University.

Marshall L. Mohr has served as one of our directors since November 2003. Since March 2006, Mr. Mohr has been the Senior Vice President and Chief Financial Officer of Intuitive Surgical, Inc., a provider of robotically-assisted minimally invasive surgery systems. From July 2003 to March 2006, Mr. Mohr served as the Chief Financial Officer of Adaptec, Inc., a provider of storage infrastructure solutions. Prior to Adaptec, Mr. Mohr served for 22 years in a variety of positions at PricewaterhouseCoopers, most recently as managing partner of PricewaterhouseCoopers’ Silicon Valley audit advisory practice. Mr. Mohr currently serves on the board of directors of Plantronics, Inc., a provider of lightweight communications headset products. Mr. Mohr holds a Bachelor of Business Administration degree from Western Michigan University.

Andrew S. Rappaport has served as one of our directors since December 1998. Since 1996, Mr. Rappaport has been a partner with August Capital, a venture capital firm. Mr. Rappaport attended Princeton University.

Board Meetings

Our Board of Directors held seven meetings in 2007 and acted by unanimous written consent four times during 2007. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such directors served on our Board and of the committees on which such directors served. We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, but we encourage our directors to attend the Annual Meeting. In 2007, three of the seven directors then serving on the Board of Directors attended the Annual Meeting of Stockholders.

Committees of our Board of Directors

Our Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Our Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules. The Board has also established a Non-Executive Stock Option Committee.

Compensation Committee

Number of Members:	Three

Members:	Dr. Hennessy (Chairman)
Mr. Rappaport
Dr. Shih

Number of Meetings in 2007:	Seven, and acted by unanimous written consent three times

Functions:	The Compensation Committee’s primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the executive officers and other employees. Other specific duties and responsibilities of the Compensation Committee are to establish and approve annually the compensation for the Chief Executive Officer and other executive officers, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers, and administer Atheros’ equity-based plans and other compensation plans. The Board of Directors has adopted a written Compensation Committee charter, a copy of which is available on our website at www.atheros.com.

Audit Committee

Number of Members:	Three

Members:	Mr. Mohr (Chairman)
Mr. Rappaport
Dr. Shih

Number of Meetings in 2007:	Eight

Functions:	The Audit Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of our financial statements and other financial information, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and our risk management, cash management, auditing, accounting and financial reporting processes in general. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with Atheros; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal controls, and auditing, accounting and financial reporting processes. The Board of Directors has adopted a written Audit Committee charter, a copy of which is available on our website at www.atheros.com.

Nominating and Corporate Governance Committee

Number of Members:	Three

Members:	Dr. Shih (Chairman)
Dr. Hennessy
Mr. Rappaport

Number of Meetings in 2007:	Four

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and select nominees for election to our Board of Directors and to oversee matters of corporate governance. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to make recommendations regarding the size of the Board, review on an annual basis the functioning and effectiveness of the Board, and consider and make recommendations on matters related to the practices, policies and procedures of the Board. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter, a copy of which is available on our website at www.atheros.com.

Dr. Barratt currently serves as the Non-Executive Stock Option Committee. The Non-Executive Stock Option Committee is a secondary committee responsible for granting and issuing awards of options and restricted stock units under the 2004 Stock Incentive Plan to eligible employees, other than to members of the Board of Directors, individuals designated by the Board of Directors as “Section 16 officers,” or employees who hold the title of Vice President or above. In addition, the Non-Executive Stock Option Committee may not make any awards or grants of stock options to any one employee that total more than 50,000 shares of common stock in any calendar year or grants of restricted stock units that total more than 16,667 shares of common stock in any calendar year.

Director Nominations

The Nominating and Corporate Governance Committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by the Board of Directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to the Board of Directors.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to Atheros and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify Atheros’ Secretary or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Atheros’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Atheros Communications, Inc., 5480 Great America Parkway, Santa Clara, California 95054. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Atheros Communications, Inc., 5480 Great America Parkway, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a stockholder of Atheros. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Directors’ Compensation

The following tables set forth the compensation amounts paid to each non-employee director for their service during the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
John L. Hennessy	32,500	94,078	126,578
Teresa H. Meng	25,000	130,117	155,117
Marshall L. Mohr	35,000	50,196	85,196
Andrew S. Rappaport	33,794	94,078	127,872
Willy C. Shih	32,389	124,784	157,173

(1)	Directors’ fees are paid in January of the year following the year in which earned.

(2)	This amount represents the compensation costs for financial statement reporting purposes for the year under SFAS 123R, excluding any estimate of future forfeitures. See Note 11 to the Notes of Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining SFAS 123R values. In 2007, each of Messrs. Hennessy, Mohr, Rappaport and Shih received a stock option to purchase 7,500 shares with a grant date fair value of $103,792, and Dr. Meng received a stock option to purchase 7,500 shares with a grant date fair value of $89,492. Each of these grant date fair values are calculated in accordance with SFAS 123R. Regardless of the value on the grant date, the actual value that may be recognized by the directors will depend on the market value of our common stock on a date in the future when a stock option is exercised.

(3)	The table below sets forth the aggregate number of option awards held by our non-employee directors as of December 31, 2007.

Name	Option Awards
John L. Hennessy	30,000
Teresa H. Meng	202,500
Marshall L. Mohr	30,000
Andrew S. Rappaport	30,000
Willy C. Shih	45,000

Narrative of Director Compensation

Under our cash compensation plan for our independent directors, we pay each independent director an annual retainer of $25,000. In addition, each committee member receives an annual retainer of $2,500, except that members of the Audit Committee receive an annual retainer of $5,000. We also pay each committee chair an additional annual retainer of $2,500, except that we pay our Audit Committee Chair an additional annual retainer of $5,000. These annual retainers are payable on a pro rata basis for the portion of the year on which a director serves on our Board or a committee. We also reimburse all of our directors for reasonable expenses in connection with attendance at board and committee meetings. In 2007, our independent directors received these annual retainers as applicable to each such independent director.

Our independent directors also receive nondiscretionary, automatic grants of nonstatutory stock options under our 2004 Stock Incentive Plan (2004 Plan). Under our 2004 Plan, an independent director will be automatically granted an initial option to purchase 37,500 shares upon first becoming a member of our Board of Directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting ratably over the following 36 months. Immediately after each of our regularly scheduled annual meetings of stockholders, each independent director is automatically granted a nonstatutory option to purchase 7,500 shares of our common stock, provided the director has served on our Board for at least six months. Each annual option granted to independent directors who are first elected to our Board of Directors on or after November 1, 2004 vests and becomes exercisable ratably over 48 months and to the other outside directors vests and becomes exercisable ratably over 12 months. The options granted to independent directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control. Pursuant to these automatic grant provisions, in 2007, we granted to each of Messrs. Hennessy, Mohr, Rappaport, and Shih an option to purchase 7,500 shares.

In February 2007, our Compensation Committee approved the payment of $25,000 per year to Dr. Meng for her services as a member of our Board, commencing January 1, 2007. This annual payment is in lieu of receiving the annual retainers paid to independent directors and is payable at the same time and in the same manner as the fees paid to the independent directors. In addition, in February 2007, our Compensation Committee granted to Dr. Meng an option to purchase 7,500 shares of our common stock, for her services as a director, in lieu of the automatic option grant under our 2004 Plan. This option vests ratably over 12 months and has a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant. Dr. Meng is not eligible to receive the cash compensation for independent directors or the automatic option grants under the 2004 Plan, which are described above.

Directors also are eligible to receive and have received discretionary grants of nonstatutory stock options under our 2004 Plan. The exercise price of stock options granted to directors is equal to 100% of the fair market value of the underlying shares, as determined pursuant to the 2004 Plan on the date of grant.

Compensation Committee Interlocks and Insider Participation

Messrs. Hennessy, Rappaport and Shih currently serve as members of our Compensation Committee. In 2007, Daniel Artusi, a former member of our board of directors, served on the Compensation Committee until April 2007. None of the members of our Compensation Committee at any time has been one of our officers or employees. There are no familial relationships among any of our directors or officers. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information as of March 26, 2008, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and nominees and (4) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Atheros Communications, Inc., 5480 Great America Parkway, Santa Clara, California 95054.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 59,114,396 shares outstanding as of March 26, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after March 26, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

5% Stockholders:
Entities affiliated with FMR LLC (1)	8,518,550	14.4%
Alger Associates, Inc. and Fred Alger Management, Inc. (2)	4,941,000	8.4%
Entities affiliated with The Bank of New York Mellon Corporation (3)	2,950,542	5.0%
Directors and Named Executive Officers:
Craig H. Barratt (4)	730,956	1.2%
Jack R. Lazar (5)	171,297	*
Ben D. Naskar (6)	4,062	*
Gary Szilagyi (7)	84,284	*
Paul G. Franklin (8)	145,406	*
John L. Hennessy (9)	77,899	*
Teresa H. Meng (10)	467,500	*
Marshall L. Mohr (11)	32,750	*
Andrew S. Rappaport (12)	30,494	*
Willy C. Shih (13)	17,437	*
All directors and executive officers as a group (12 persons)(14)	2,078,781	3.4%

*	Amount represents less than 1% of our common stock.

(1)	According to an Amendment to Schedule 13G filed on February 14, 2008 by FMR LLC, FMR LLC through its subsidiaries has sole power to dispose of 8,516,050 shares. Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 8,516,050 shares as a result of acting as investment adviser to various investment companies, including Fidelity Growth Company Fund, which beneficially owns 7,419,528 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 8,516,050 shares owned by these funds. Neither FMR LLC nor Edward C. Johnson 3d has the power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Funds’ Boards of Trustees. As members of the family of Edward C. Johnson 3d have 49% of the voting power of FMR LLC, directly or through trusts, they may be deemed to form a controlling group with respect to FMR LLC. FMR and Fidelity’s address is 82 Devonshire Street, Boston, MA 02109. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR LLC, beneficially owns 2,500 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 2,500 shares, but does not have the power to vote or to direct the voting of these shares. PGATC’s address is 53 State Street, Boston, MA 02109.

(2)	According to a Schedule 13G filed jointly on January 15, 2008 by Alger Associates, Inc. and its direct subsidiary, Fred Alger Management, Inc., these entities have sole voting and dispositive power over these shares. By virtue of the Alger family’s controlling interest in Alger Associates, Inc., beneficial ownership of these shares may be imputed to the Alger family. The address is 111 Fifth Avenue, New York, NY 10003.

(3)

According to a Schedule 13G filed on February 14, 2008 by The Bank of New York Mellon Corporation and certain of its direct and indirect subsidiaries (Mellon) beneficially own an aggregate of 2,950,542 shares. Mellon has sole and shared voting power over 2,912,315 and 2,650 shares, respectively, and sole and shared dispositive power over 2,937,987 and 11,430 shares, respectively. These shares include securities not outstanding but are subject to options, warrants, rights or conversion privileges that are exercisable within 60 days. Mellon’s address is One Wall Street, 31st Floor, New York, NY 10286.

(4)	Includes 254,917 shares held by the Barratt-Oakley Trust. Also includes 467,998 shares subject to options that are exercisable as of May 25, 2008 and 3,541 shares subject to restricted stock units that will vest prior to May 25, 2008. Also includes 4,500 shares held by Dr. Barratt’s brother-in-law as the trustee of two trusts for the benefit of Dr. Barratt’s children.

(5)	Includes 168,214 shares subject to options that are exercisable as of May 25, 2008 and 1,416 shares subject to restricted stock units that will vest prior to May 25, 2008.

(6)	Includes 1,562 shares subject to options that are exercisable as of May 25, 2008 and 2,500 shares subject to restricted stock units that will vest prior to May 25, 2008.

(7)	Includes 3,147 shares held by the Szilagyi Family Revocable Trust. Also includes 80,177 shares subject to options that are exercisable as of May 25, 2008 and 960 shares subject to restricted stock units that will vest prior to May 25, 2008.

(8)	Includes 137,916 shares subject to options that are exercisable as of May 25, 2008 and 708 shares subject to restricted stock units that will vest prior to May 25, 2008.

(9)	Includes 47,899 shares held by The 1993 Hennessy Revocable Trust. Also includes 30,000 shares subject to options that are exercisable as of May 25, 2008.

(10)	Includes 270,000 shares held by the Teresa H. Meng Trust. Also includes 197,500 shares subject to options that are exercisable as of May 25, 2008.

(11)	Includes 2,000 shares held for the benefit of Mr. Mohr’s sons under the UTMA. Also includes 18,750 shares subject to options that are exercisable as of May 25, 2008.

(12)	Includes 494 shares held by entities affiliated with August Capital II, L.P. Mr. Rappaport is a member of August Capital Management II, LLC, the general partner of August Capital II, L.P. Mr. Rappaport shares equal voting and dispositive power over these shares with the other members of August Capital Management II, LLC. Mr. Rappaport disclaims beneficial ownership of the securities held by August Capital II, L.P. and its affiliates, except to the extent of his pecuniary interest therein. Also includes 30,000 shares subject to options that are exercisable as of May 25, 2008.

(13)	Includes 15,937 shares subject to options that are exercisable as of May 25, 2008.

(14)	Includes 1,462,260 shares subject to options that are exercisable as of May 25, 2008 and 10,441 shares subject to restricted stock units that will vest prior to May 25, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Specific due dates for these reports have been established, and we are required to identify in this proxy statement those persons who failed to timely file these reports. Based solely on our review of copies of such reports received by us, or written representations from certain reporting persons, all of the filing requirements for such persons were satisfied for 2007.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is available on our website at www.atheros.com and is attached hereto as Appendix A. The information contained on our website does not form any part of this proxy statement. All members of the Audit Committee meet the independence standards established by The Nasdaq Stock Market.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of Atheros’ financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report with Atheros’ management and independent registered public accounting firm as well as management’s assessment of internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm on multiple occasions, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statements on Auditing Standards No. 61 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Atheros and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Atheros’ annual report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted on April 1, 2008, by the members of the Audit Committee of the Board:

Marshall L. Mohr

Andrew S. Rappaport

Willy C. Shih

Executive Compensation

Compensation Discussion and Analysis

Overview of our Executive Compensation Policies and Objectives

We believe that compensation of our executive officers should encourage the creation and enhancement of stockholder value and achievement of strategic corporate objectives, attract qualified, skilled and dedicated executives, retain key leaders, reward past performance and incent future performance. It is our philosophy to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate and financial objectives. We also consider the appropriate balance between incentives for long-term and short-term performance. In addition, in order to attract and retain the most qualified, skilled and dedicated personnel, we offer a total compensation package competitive with companies in the semiconductor industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

We believe that compensation of each executive officer should be based on the individual’s performance and their ability to enhance long-term stockholder value. Factors we consider in determining executive officer compensation include:

•	the executive officer’s level of responsibilities;

•	the executive officer’s performance compared to the goals and objectives established for that executive officer for the year;

•	the executive officer’s contributions to our financial results; and

•	the executive officer’s effectiveness in leading initiatives to determine and achieve our business goals.

Our Chief Executive Officer reviews the compensation of each of the other executive officers each year, measuring their compensation levels against individual business objectives established for the prior year. These objectives are developed annually by him and the respective executive officers. The conclusions reached and recommendations based on this review, including salary adjustments, bonus amounts and annual equity awards, are presented by our Chief Executive Officer to the compensation committee for consideration. The compensation committee reviews these materials and recommendations and has full authority to exercise its judgment in determining the final compensation payable to each executive officer.

We also consider market information and executive officer compensation survey data regarding the base salaries, cash bonuses, and other incentives paid to executive officers of companies comparable to us in the semiconductor industry. However, we do not restrict our decisions to any particular range or level of total compensation paid to executive officers at these companies.

In making executive officer compensation decisions for 2007, the Compensation Committee retained Frederic W. Cook & Co., Inc., or FWC, as its independent compensation consultant, and used a survey prepared by FWC based on the 2006 executive compensation of a peer group of companies (2006 FWC survey). The 2006 FWC survey provided competitive comparisons against a group of 20 publicly-traded U.S.-based semiconductor companies that are competitors with us in the labor and capital markets, have similar stock market capitalizations, and similar growth and performance potential. The Compensation Committee believes that the survey reflects a reasonable cross-section of our market for executive talent.

In making executive officer compensation decisions for 2008, the Compensation Committee also retained FWC as its independent compensation consultant, and used a survey prepared by FWC based on the 2007 executive compensation of a peer group of companies (2007 FWC survey). The 2007 FWC survey provided competitive comparisons against a group of 23 publicly-traded U.S.-based semiconductor companies that are competitors with us in the labor and capital markets, have similar revenues and stock market capitalizations, and similar growth and performance potential. The Compensation Committee believes that the survey reflects a reasonable cross-section of our market for executive talent.

Components of our Executive Compensation

The components of executive officer compensation consist of base salary, bonus, and stock options and restricted stock units grants.

Annual Base Salary

Each year our Chief Executive Officer makes salary recommendations to our Compensation Committee for executive officers other than the Chief Executive Officer, which is designed to compensate each executive officer for services rendered during the year. Our Compensation Committee generally sets base salaries at levels designed to attract and retain qualified executive officers with strong leadership skills, taking into account the individual’s level of responsibilities and performance. Our Compensation Committee also considers the executive officer’s current salary, prior-year bonus, market information and executive officer compensation survey data regarding the base salaries, as well as other incentives paid to executive officers of companies with comparable revenues and other companies within the semiconductor industry. Our Compensation Committee may adjust salaries from time to time to recognize promotions and outstanding individual performance, and to maintain competitive compensation.

Based on the 2006 FWC survey, our Chief Executive Officer’s base salary for 2007 was substantially below the 25th percentile salary levels for other chief executive officers in the FWC peer group, and the base salary of our other executive officers for 2007 was between the 50th and 75th percentile base salary levels for comparable positions in the FWC peer group.

In 2008, our Compensation Committee increased the annual base salary for our Chief Executive Officer by 9.7% and the annual base salaries for our other executive officers between 3.9% and 5.4%, based on the executive officer’s level of responsibility and performance. Based on the 2007 FWC survey, our Chief Executive Officer’s base salary for 2008 is substantially below the 25th percentile base salary levels for other chief executive officers in the FWC peer group, the base salary for our Vice President and General Manager of Wireless Networking for 2008 is above the 75th percentile base salary level for the comparable position in the FWC peer group, and the base salary of our other executive officers for 2008 is between the 50th and 75th percentile base salary levels for the comparable positions in the FWC peer group.

Cash Bonuses

We believe that a portion of executive officer compensation should be contingent upon our performance and an individual’s contribution to our success in meeting corporate and financial objectives. Bonuses paid for 2007 were determined based on the 2007 bonus plan adopted by the Compensation Committee in February 2007. Under our 2007 bonus plan, bonuses earned by our Chief Executive Officer and the other executive officers were based on our achievement of certain financial corporate performance objectives and certain individual non-financial performance objectives specific to each executive officer. For all executive officers, the financial corporate objectives were specifically tied to corporate revenue, operating income, gross margin, earnings per share, accounts receivable, days sales are outstanding, and inventory turns in 2007. The non-financial objectives include individual objectives related to personal and organizational operational excellence by each executive officer. Under our 2007 bonus plan, each executive officer was entitled to receive:

•

a bonus of up to 40% of base salary, or 60% for the Chief Executive Officer and 15% for the Vice President of Worldwide Sales, for the achievement of financial corporate objectives and non-financial operational and individual performance objectives; and

•

a bonus of up to an additional 25% of base salary, or 60% for the Chief Executive Officer and 3.75% for the Vice President of Worldwide Sales, for the achievement of higher levels of financial corporate and operational and individual performance objectives.

The Vice President of Worldwide Sales was also entitled to receive an additional bonus of up to 45% of his base salary for the achievement of certain corporate revenue objectives, and up to an additional 11.25% of his base salary for the achievement of higher levels of corporate revenue objectives.

Based on the 2007 FWC survey, the target bonuses for 2007, excluding the bonus for achieving higher levels of objectives, of our Chief Executive Officer and other executive officers, excluding our Vice President of Worldwide Sales, measured as a percentage of salary, were at or below the 25th percentile bonus levels measured as a percentage of salary for the comparable positions in the FWC peer group. The target bonus for 2007 of our Vice President Worldwide Sales, which includes his bonus based on corporate revenue objectives, was between the 50th and 75th percentile bonus levels measured as a percentage of salary for the comparable position in the FWC peer group.

At the time the objectives were set in February 2007, we believed that they were attainable at the established target levels, but substantial uncertainty nevertheless existed as to the actual attainment of the objectives at any of the established levels.

In 2007, we met and our Chief Executive Officer, Chief Financial Officer, Vice President of Worldwide Sales and Vice President of Operations each met 90% of the corporate and individual objectives and 70% of the higher levels of corporate and individual performance objectives under the 2007 bonus plan, and our Vice President and General Manager of Wireless Networking met 100% of the corporate and individual objectives and 95% of the higher levels of corporate and individual performance objectives. Under the revenue-based portion of the 2007 bonus plan for the Vice President of Worldwide Sales, we met substantially all of our baseline revenue objectives, but did not meet our higher levels of revenue objectives.

The bonuses earned for 2007 therefore equaled 96% of base salary for our Chief Executive Officer, 63.3% of base salary for the Vice President and General Manager of Wireless Networking, 53.5% of base salary for our Chief Financial Officer and Vice President of Operations, and 61% of base salary for the Vice President of Worldwide Sales. Our Vice President and General Manager of Wireless Networking joined us in June 2007 and the amount of his bonus was prorated for the period of the year during which he served.

In February 2008, our Compensation Committee approved the 2008 bonus plan for our Chief Executive Officer and our other executive officers, which will be based on our achievement of certain financial corporate performance objectives and certain individual non-financial performance objectives specific to each executive officer. For all executive officers, the financial corporate objectives are specifically tied to corporate revenue, operating income, gross margin, earnings per share, days sales are outstanding, and inventory turns in 2008. The non-financial objectives include individual objectives related to personal and organizational operational excellence by each executive officer. Under our 2008 bonus plan, each executive officer is entitled to receive:

•

a bonus of up to 75% of base salary for the Chief Executive Officer, up to 50% of base salary for the Vice President and General Manager of Wireless Networking, up to 45% of base salary for the Chief Financial Officer and the Vice President of Operations, and up to 17.5% of base salary for the Vice President of Worldwide Sales, for the achievement of financial corporate objectives and non-financial operational and individual performance objectives; and

•

a bonus of up to an additional 75% of base salary for the Chief Executive Officer, up to 50% of base salary for the Vice President and General Manager of Wireless Networking, up to 40% of base salary for the Chief Financial Officer, up to 30% of base salary for the Vice President of Operations, and up to 5% of base salary for the Vice President of Worldwide Sales, for the achievement of higher levels of financial corporate and operational and individual performance objectives.

The Vice President of Worldwide Sales is also entitled to receive an additional bonus of up to 52.5% of his base salary for the achievement of certain corporate revenue objectives, and up to an additional 15% of his base salary for the achievement of higher levels of corporate revenue objectives.

Based on the 2007 FWC survey, target bonuses for 2008 measured as a percentage of salary, excluding the bonus for higher levels of objectives, for our Chief Executive Officer and our other executive officers, excluding the Vice President of Worldwide Sales, are between the 25th and 50th percentile bonus levels measured as a percentage of salary for the comparable positions in the FWC peer group for 2007. The target bonus for 2008 of our Vice President Worldwide Sales, which includes his bonus based on corporate revenue objectives, is between the 50th and 75th percentile bonus level measured as a percentage of salary for the comparable position in the FWC peer group for 2007.

We believe that the objectives are attainable at the established target levels, but substantial uncertainty nevertheless exists as to the actual attainment of the objectives at any of the established levels. If earned, these bonuses are expected to be paid in early 2009, except that the revenue-based portion of the bonus for the Vice President of Worldwide Sales is paid on a quarterly basis.

Equity Awards

Our Compensation Committee administers our 2004 Plan for executive officers, employees, consultants and outside directors, under which it may grant stock options and stock appreciation rights with an exercise price equal to the fair market value of a share of the common stock on the date of grant, and restricted stock and stock units.

We believe that equity awards (1) align our executives’ interests with our stockholders’ interests by creating a direct link between compensation and stockholder return, (2) provide our executives with a significant, long-term interest in our success and (3) help retain key executives in a competitive market for executive talent. Accordingly, when annually reviewing executive officer compensation we also consider equity awards as appropriate. At its discretion, from time to time our Compensation Committee may also grant equity awards based on individual and corporate achievements. Our Compensation Committee determines the number of shares underlying each equity award based upon several factors, including:

•	the executive officer’s and our performance;

•	the executive officer’s role and responsibilities;

•	the executive officer’s base salary; and

•	comparison with comparable awards to individuals in similar positions in the industry.

Prior to 2007, our Compensation Committee granted stock options to executive officers annually at its regularly scheduled quarterly meeting held in January of each year. In July 2006, our Board adopted a policy that, commencing in 2007, annual grants of equity awards to executive officers will be granted by our Compensation Committee in February of each year during an open trading window. In addition, in 2007, the equity awards granted by our Compensation Committee to our executive officers consisted of both stock options and restricted stock units, to lessen the compensation expense related to stock options, and to allow more shares to be available under the 2004 Plan for non-executive employee grants.

Based on the 2007 FWC survey, the estimated value of the equity awards granted to our Chief Executive Officer in 2007 was slightly below the 50th percentile estimated equity award value levels for other chief executive officers in the FWC peer group, the estimated value of the equity award granted to our Vice President and General Manager of Wireless Networking upon his joining us in 2007 was above the 75th percentile estimated equity award value level for the comparable position in the FWC peer group, the estimated value of the equity awards granted to our Chief Financial Officer in 2007 was between the 50th and 75th percentile estimated equity award value level for the comparable position in the FWC peer group, and the estimated value of the equity awards granted to our Vice President of Operations and Vice President of Worldwide Sales in 2007 was below the 25th percentile estimated equity award value levels for the comparable positions in the FWC peer group.

In addition, our employees generally are able to participate in our 2004 Employee Stock Purchase Plan. Under our Employee Stock Purchase Plan, each executive officer may purchase up to 1,875 shares of our common stock in a six-month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer or any of our other executive officers whose total compensation is required to be reported in our proxy statement by reason of being one of the three most highly compensated officers (other than our chief executive officer and chief financial officer). Our Compensation Committee may elect to provide our officers with compensation that is not fully deductible under Section 162(m) if it determines that such awards are consistent with our philosophy and in the best interests of our stockholders.

Section 409A of the Internal Revenue Code provides that amounts deferred under nonqualified deferred compensation plans are included in an employee’s income when they vest unless specified requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Chief Executive Officer Compensation

Our Compensation Committee determines the compensation of the Chief Executive Officer, Craig H. Barratt, using the same criteria as for the other executive officers. In February 2007, our Compensation Committee granted Dr. Barratt (1) an option to purchase 150,000 shares vesting over four years from the date of grant and (2) restricted stock units for 16,667 shares vesting on a quarterly basis over four years from the date of grant. The Compensation Committee also determined that Dr. Barratt’s 2007 annual salary would increase from $291,200 in 2006 to $310,000. In February 2008, our Compensation Committee awarded Dr. Barratt a bonus of $297,600 for his service in 2007. Dr. Barratt’s 2007 bonus was determined under the 2007 bonus plan described above under “Cash Bonuses.” In determining Dr. Barratt’s compensation, including his annual salary, bonus and equity awards, our Compensation Committee considered Dr. Barratt’s individual performance and our performance as a whole, including our financial performance, product roll-outs and product development, and Dr. Barratt’s leadership in the development and execution of our business strategy, as well as a review of compensation paid to presidents and chief executive officers of comparable companies. Our Compensation Committee also considered Dr. Barratt’s potential to enhance long-term stockholder value. By including a cash bonus based on the achievement of performance objectives that is greater than a majority of Dr. Barratt’s total potential cash compensation, and including significant grants of stock options and restricted stock units that are subject to vesting over four years, our Compensation Committee has tied Dr. Barratt’s cash and equity-based compensation directly to our performance, both in the near term over the following year and in the long-term. In 2008, our Compensation Committee increased Dr. Barratt’s annual base salary to $340,000, or by 9.7%. In increasing his base salary, our Compensation Committee considered a number of factors, including Dr. Barratt’s prior performance, our performance during 2007 and compensation paid at comparable companies. Based on the 2007 FWC survey, Dr. Barratt’s base salary for 2008 is substantially below the 25th percentile salary levels for other chief executive officers in the FWC peer group.

Employment Agreements

All of our executive officers serve on an at will employment basis and not for a fixed term.

We have an offer letter with Craig H. Barratt, our Chief Executive Officer, entered into on April 9, 2003, under which Dr. Barratt was originally entitled to an annual salary of $258,000, and is eligible for an annual bonus pursuant to our bonus program as determined by the Board of Directors. Pursuant to this letter, Dr. Barratt was granted in 2003 an option to purchase 1,274,999 shares of Atheros’ common stock vesting over four years from the date of grant. The options terminate ten years after the date of grant.

We have an offer letter with Jack R. Lazar, entered into on September 22, 2003, under which Mr. Lazar was originally entitled to an annual base salary of $250,000 and is eligible for an annual bonus pursuant to our bonus program as determined by the Board of Directors with an original target annual bonus set at 25% of his base salary. Pursuant to this offer letter, Mr. Lazar was granted an option in 2003 to purchase 412,499 shares of Atheros’ common stock, with the first 25% of the options vesting after one year of employment and the remaining options vesting monthly over the following 36 months. The options terminate ten years after the date of grant.

We have an offer letter with Ben D. Naskar, entered into on May 14, 2007, under which Mr. Naskar was originally entitled to an annual salary of $295,000. Mr. Naskar also received a signing bonus of $100,000 upon commencing employment with us. Pursuant to this agreement, Mr. Naskar was granted an option in 2007 to purchase 200,000 shares of Atheros’ common stock, with the first 25% of the options vesting after one year of employment and the remaining options vesting monthly over the following 36 months. The options terminate ten years after the date of grant.

We have an offer letter with Gary L. Szilagyi, entered into on December 29, 2005, under which Mr. Szilagyi serves as our Vice President of Worldwide Sales, effective on January 30, 2006. Under the agreement, Mr. Szilagyi was originally entitled to an annual base salary of $240,000. Mr. Szilagyi also received a hiring bonus of $100,000, of which one-half was paid on December 29, 2005 and one-half was paid three months after his first day of employment. The agreement also provides that Mr. Szilagyi was eligible to receive a target annual bonus of up to $135,000 for 2006 based upon certain corporate objectives and achieving certain sales revenue targets. Pursuant to the agreement, Mr. Szilagyi was granted options in January 2006 to purchase 220,000 shares of Atheros’ common stock, with the first 25% of the options vesting one year after the date of grant and the remaining options vesting monthly over the following 36 months. The options terminate ten years after the date of grant.

We have an offer letter with Paul G. Franklin, entered into on November 20, 2003, under which Mr. Franklin serves as our Vice President of Operations, effective on November 25, 2003. Under the agreement, Mr. Franklin was originally entitled to an annual base salary of $230,000. The agreement also provides that Mr. Franklin was eligible to participate in the

Atheros Executive Incentive Plan with a target annual bonus of 25% of his salary, prorated for the remainder of 2003. Pursuant to the agreement, Mr. Franklin was granted options in November 2003 to purchase 375,000 shares of Atheros’ common stock, with the first 25% of the options vesting after one year of employment and the remaining options vesting monthly over the following 36 months. The options terminate ten years after the date of grant.

Severance and Change of Control Arrangements

Pursuant to our offer letter of April 9, 2003 with Dr. Barratt, if Dr. Barratt is terminated without cause, or resigns for good reason within 12 months following a change of control, 50% of his then-unvested options will vest. In the event Dr. Barratt is terminated other than for cause, he is entitled to a lump severance payment equal to six months of base salary, automatic vesting of six months of all unvested options, and the extension of the exercise period for his options to the earlier of two years following the termination date or ten years following the grant date of the options.

Pursuant to our offer letter of May 14, 2007 with Mr. Naskar, if Mr. Naskar is terminated without cause, or resigns for good reason within 12 months following a change of control, the vesting of his then unvested stock options shall be accelerated as to an additional amount equal to the vesting Mr. Naskar would have received had his employment continued for an additional year after his termination. In the event Mr. Naskar is terminated without cause, he will receive severance equal to six months of his then-current annual base salary and Atheros will pay the health insurance coverage for Mr. Naskar and his enrolled dependents for six months following the effective date of termination.

Pursuant to our offer letter of September 22, 2003 with Mr. Lazar, if Mr. Lazar is involuntarily or constructively terminated within 12 months following a change in control, 50% of his then-unvested options shall vest and he will receive 12 months of salary and target bonus in effect at that time, payable in installments over 12 months.

Pursuant to our offer letter of December 29, 2005 with Mr. Szilagyi, if Mr. Szilagyi is terminated without cause within 12 months following a change of control, the vesting of his then unvested stock options shall be accelerated as to an additional amount equal to the vesting Mr. Szilagyi would have received had his employment continued for an additional year after his termination. In the event Mr. Szilagyi is terminated without cause, he will receive severance equal to six months of his then-current annual base salary, and Atheros will pay the health insurance coverage for Mr. Szilagyi and his enrolled dependents for six months after the effective date of his termination.

Pursuant to our offer letter of November 20, 2003 with Mr. Franklin, if Mr. Franklin is terminated without cause within 12 months following a change of control, the vesting of his then unvested stock options shall be accelerated as to an additional amount equal to the vesting Mr. Franklin would have received had his employment continued for an additional year after his termination. In the event Mr. Franklin is terminated without cause, he will receive severance equal to two weeks’ pay in lieu of notice.

2007 Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the years ended December 31, 2006 and 2007 for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers as of December 31, 2007 whose total annual compensation for fiscal 2007 exceeded $100,000, whom we refer to in this Proxy Statement as the named executive officers.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)

Craig H. Barratt
President and Chief Executive Officer	2007 2006	310,000 291,200	— —		92,413 —	838,038 632,111	297,600 288,288	1,000 —	1,539,051 1,211,599
Jack R. Lazar
Chief Financial Officer, Vice President of Corporate Development and Secretary	2007 2006	280,000 272,500	— —		37,768 —	392,922 356,300	149,800 134,888	1,000 —	861,490 763,688
Ben D. Naskar(4)
Vice President and General Manager of Wireless Networking	2007 2006	160,926 —	100,000 —	(5)	— —	415,792 —	101,867 —	— —	778,585 —
Gary L. Szilagyi
Vice President of Sales	2007 2006	250,000 229,230	— 50,000	(6)	23,105 —	405,112 277,471	152,624 164,428	1,000 —	831,841 721,129
Paul G. Franklin
Vice President of Operations	2007 2006	255,000 248,768	— —		18,486 —	194,766 272,746	136,425 123,140	1,000 —	605,677 644,654

(1)	Includes compensation deferred under our 401(k) employee savings plan.

(2)	Represents the compensation costs recognized by us for financial statement reporting purposes for the year under SFAS 123R, but excluding any estimate of future forfeitures. These amounts do not reflect whether the officer has actually realized a financial benefit from the awards. See Note 11 to the Notes of Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining SFAS 123R values.

(3)	These amounts reflect bonuses earned pursuant to our bonus plans for each year shown, adopted by our Compensation Committee in the beginning of the applicable year. We pay these bonuses in the year following the year in which they were earned. With respect to Mr. Szilagyi, 80% of his bonus for 2006 and 75% of his bonus for 2007 were based on revenue objectives, and 20% for 2006 and 25% for 2007 were based on the bonus plan adopted for all executive officers. A portion of Mr. Szilagyi’s bonus was paid in quarterly installments during the year in which earned, and the remainder was paid in the year following the year in which it was earned.

(4)	Mr. Naskar joined Atheros in June 2007.

(5)	This amount consists of a hiring bonus paid in 2007 pursuant to Mr. Naskar’s employment offer letter.

(6)	This amount consists of a hiring bonus paid in 2006 pursuant to Mr. Szilagyi’s employment offer letter.

Grant of 2007 Plan-Based Awards

The following table sets forth information on incentive plan awards granted to our named executive officers in fiscal year 2007.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Craig H. Barratt	2/02/07	—	186,000	372,000	16,667	150,000		24.40	2,196,505
Jack R. Lazar	2/02/07	—	112,000	182,000	6,667	60,000		24.40	878,607
Ben D. Naskar	6/15/07	31,159	63,916	103,863	—	200,000	(4)	32.15	3,052,620
Gary L. Szilagyi	2/02/07	—	150,000	187,500	4,167	37,500		24.40	549,132
Paul G. Franklin	2/02/07	—	102,000	165,750	3,334	30,000		24.40	439,316

(1)	These amounts reflect the threshold, target and maximum awards assigned to our named executive officers under our 2007 bonus plan and, with respect to Mr. Szilagyi, under his bonus plan that is based on the achievement of corporate revenue objectives. Mr. Naskar’s employment offer letter provides that Mr. Naskar was guaranteed to receive a minimum of 30% of his potential bonus for 2007 under the 2007 bonus plan.

(2)	The exercise price of all these options was equal to the closing price of our common stock on the date of grant as reported on the Nasdaq Stock Market.

(3)	The value of the option and restricted stock unit awards is based on the fair value as of the grant date of the award calculated in accordance with SFAS 123R. Regardless of the value on the grant date, the actual value that may be recognized by the officer will depend on the market value of our common stock on a date in the future when a stock option is exercised.

(4)	Mr. Naskar’s options were granted pursuant to his employment offer letter, in connection with his joining Atheros.

Narrative to 2007 Summary Compensation Table and Grant of 2007 Plan-Based Awards

See Compensation Discussion and Analysis above for complete description of compensation plans pursuant to which the amounts listed under the 2007 Summary Compensation Table and Grants of 2007 Plan Based Awards Table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options and restricted stock units.

All stock options granted to our executive officers in 2007 vest over four years in 48 equal monthly installments beginning one month after the grant date, except the options granted to Mr. Naskar in connection with his joining Atheros. Mr. Naskar’s option award vests over four years beginning on the grant date, with the first vesting occurring on the first anniversary of the grant date. All restricted stock units granted in 2007 vest over four years in 16 equal quarterly installments beginning three months after the date of grant.

Outstanding Equity Awards at 2007 Fiscal Year-End Table

The following sets forth information regarding equity-based awards outstanding as of December 31, 2007, and the option exercise prices and expiration dates for each award.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(11)
Craig H. Barratt	31,250	(2)	118,750	(2)	24.40	2/02/2014
	71,875	(3)	78,125	(3)	14.38	1/18/2011
	109,375	(4)	40,625	(4)	10.03	1/21/2015
	150,000	(5)	—		9.333	1/14/2014
	49,248	(6)	—		1.72	4/09/2013
							13,542	413,573
Jack R. Lazar	—		47,500	(2)	24.40	2/02/2014
	—		52,084	(3)	14.38	1/18/2011
	1,250	(4)	16,250	(4)	10.03	1/21/2015
	5,000	(5)	—		9.333	1/14/2014
	135,297	(7)	—		2.253	10/03/2013
							5,417	165,435
Ben D. Naskar	—		200,000	(8)	32.15	6/14/2017
Gary L. Szilagyi	7,813	(2)	29,687	(2)	24.40	2/02/2014
	45,416	(9)	114,584	(9)	14.38	1/18/2016
							3,386	103,408
Paul G. Franklin	6,250	(2)	23,750	(2)	24.40	2/02/2014
	14,167	(3)	20,833	(3)	14.38	1/18/2011
	29,166	(4)	10,834	(4)	10.03	1/21/2015
	85,000	(10)	—		6.333	11/25/2013
							2,709	82,733

(1)	The exercise base price of all options granted after our initial public offering in February 2004 was equal to the closing price of our common stock on the date of grant as reported on the Nasdaq Stock Market. The exercise base price of all options granted prior to our initial public offering in February 2004 was equal to the fair market value of our common stock on the date of grant as determined by the board of directors.

(2)	The options become exercisable in 48 equal monthly installments commencing on 3/2/2007.

(3)	The options become exercisable in 48 equal monthly installments commencing on 2/18/2006.

(4)	25% of the options became exercisable on 1/21/2006, and the remaining options become exercisable in 36 equal monthly installments beginning on 2/21/2006.

(5)	The options became exercisable on 1/14/2004. The shares underlying the options are subject to our right to repurchase that lapsed as to 20% of the shares on 1/14/2005, and lapses as to the remaining shares in 48 equal monthly installments beginning on 2/14/2005.

(6)	The options became exercisable on 4/9/2003. The shares underlying the options are subject to our right to repurchase that lapsed as to 25% of the shares on 2/23/2004, and lapsed as to the remaining shares in 36 equal monthly installments beginning on 3/23/2004.

(7)	The options became exercisable on 10/3/2003. The shares underlying the options are subject to our right to repurchase that lapsed as to 25% of the shares on 9/29/2004, and lapsed as to the remaining shares in 36 equal monthly installments beginning on 10/29/2004.

(8)	25% of the options become exercisable on 6/15/2008, and the remaining options become exercisable in 36 equal monthly installments commencing on 7/15/2008.

(9)	25% of the options became exercisable on 1/18/2007, and the remaining options become exercisable in 36 equal monthly installments beginning on 2/18/2007.

(10)	All of the options became exercisable on 11/25/2003. The shares underlying the options are subject to the issuer’s right of repurchase that lapsed as to 25% of the shares on 11/25/2004, and lapsed as to the remaining shares in 36 equal monthly installments beginning on 12/25/2004.

(11)	Market value is equal to the closing price of our common stock on 12/31/2007 ($30.54) multiplied by the number of restricted stock units.

2007 Option Exercises Table

The following table sets forth the dollar amounts realized pursuant to the exercise or vesting of equity-based awards during fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Craig H. Barratt	520,000	14,751,573	3,125	94,565
Jack R. Lazar	190,000	3,615,022	1,250	37,828
Ben D. Naskar	—	—	—	—
Gary L. Szilagyi	60,000	1,121,345	781	23,632
Paul G. Franklin	140,000	3,635,401	625	18,911

(1)	With respect to shares that were sold upon exercise, the value is the difference between the sale price of the underlying shares and the option exercise price, multiplied by the number of shares exercised and sold. With respect to shares that were exercised and not sold upon exercise, the value is the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised. Dr. Barratt exercised and held 70,000 options in 2007.

(2)	The value is the closing price of our common stock on the date of vesting, multiplied by the number of shares vested.

Pension Benefits

None of our named executives participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Potential Payments Upon Termination or Change of Control

The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change in control. Our Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming a change of control on, and/or their employment was terminated on, December 31, 2007:

Name	Benefit	Termination Without Cause; No Change of Control ($)		Termination Without Cause with Change of Control ($)(1)
Craig H. Barratt	Salary	155,000		—
	Bonus	—		—
	Option acceleration(2)	1,120,793	(3)	1,757,036
	Benefits continuation	—		—

	Total value	1,275,793		1,737,036

Jack R. Lazar	Salary	—		280,000
	Bonus	—		182,000
	Option acceleration(2)	—		802,230
	Benefits continuation	—		—

	Total value	—		1,232,030

Ben D. Naskar	Salary	147,500		—
	Bonus	31,159		—
	Option acceleration(2)	—		—
	Benefits continuation	8,525		—

	Total value	187,184		—

Gary L. Szilagyi	Salary	125,000		—
	Bonus	—		—
	Option acceleration(2)	—		946,356
	Benefits continuation	8,525		—

	Total value	133,525		946,356

Paul G. Franklin	Salary	10,625		—
	Bonus	—		—
	Option acceleration(2)	—		352,346
	Benefits continuation	—		—

	Total Value	10,625		352,346

(1)	The potential payments upon termination without cause with a change in control would be payable in addition to the payments, if any, shown in the column of this table entitled “Termination without Cause; No Change in Control”, except that in the case of Dr. Barratt’s option acceleration provisions, the amount of option acceleration upon termination in the event of a change in control would be paid in lieu of the amount of option acceleration that would be paid upon termination without a change in control.

(2)	Represents the aggregate value of the accelerated vesting of the executive officer’s unvested stock options. This value was calculated by multiplying (i) the difference between the fair market value of our common stock on December 31, 2007 ($30.54) and the applicable exercise price, by (ii) the assumed number of option shares vesting on an accelerated basis on December 31, 2007.

(3)	Dr. Barratt will have until the earlier of two years following his termination date or the expiration date of the options in which to exercise these stock options.

Equity Compensation Plan Information

The following chart sets forth certain information as of December 31, 2007, with respect to our equity compensation plans, specifically our 1998 Stock Incentive Plan (1998 Plan), 2004 Stock Incentive Plan (2004 Plan), 2004 Employee Stock Purchase Plan (ESPP) and certain options previously granted by Attansic Technology Corporation and assumed by us in connection with the acquisition of Attansic. Each of the 1998 Plan, the 2004 Plan and the ESPP has been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	10,023,648	$14.07	869,231
Equity compensation plans not approved by security holders	12,099	$5.59	None

Total	10,035,747	$14.06	869,231

(1)	Includes shares reserved for issuance under the 2004 Plan. The number of shares reserved for issuance under the 2004 Plan automatically increases on January 1st of each year by the lesser of (i) 3,750,000 shares, (ii) five percent (5%) of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year or (iii) the number of shares determined by the board of directors. In addition, the number of shares reserved for issuance under the 2004 Plan is increased from time to time in an amount equal to the number of shares subject to outstanding options under the 1998 Plan that are subsequently forfeited or terminate for any other reason before being exercised and unvested shares that are forfeited pursuant to the 1998 Plan. Also includes shares reserved for issuance under the ESPP. The number of shares reserved for issuance under the ESPP automatically increases on January 1st of each year by the lesser of (i) 750,000 shares, or (ii) one and one-quarter percent (1.25%) of the number of shares of our common stock outstanding on the last trading day of the immediately preceding fiscal year.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Atheros’ management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of Atheros that the Compensation Discussion and Analysis be included in Atheros’ annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted on April 1, 2008, by the members of the Compensation Committee of the Board:

John L. Hennessy

Andrew S. Rappaport

Willy C. Shih

Certain Relationships and Related Party Transactions

Overview

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Approving Related Party Transactions

All material transactions relating to related party transactions will be approved by our Audit Committee, which is composed of disinterested members of our Board of Directors.

Proposal 2

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Your Board has endorsed this appointment. Deloitte has audited our consolidated financial statements since 1998. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Deloitte to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2007 and 2006, were as follows:

Services Provided	2007	2006
Audit	$1,277,000	$923,720
Audit-Related	187,000	—
Tax	20,000	—
All Other	—	—

Total	$1,484,000	$923,720

The Audit fees for the years ended December 31, 2007 and 2006 were for the audit of our annual consolidated financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q, the issuance of consents and review of our annual report on Form 10-K and other documents filed with the Securities and Exchange Commission, and the audit of management’s assessment of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and Deloitte & Touche LLP’s own audit of the effectiveness of our internal control over financial reporting. This category also includes services that were provided in connection with statutory and regulatory filings or engagements.

Audit-Related fees for the year ended December 31, 2007 include fees related to standalone audits of foreign subsidiaries for regulatory purposes, other than statutory audits. There were no Audit-Related fees for the year ended December 31, 2006.

Tax fees for the year ended December 31, 2007 include fees related to tax planning for foreign subsidiaries. There were no Tax fees for the year ended December 31, 2006.

There were no All Other fees incurred for the years ended December 31, 2007 and 2006.

Audit Committee Pre-Approval Policies and Procedures

It is Atheros’ policy that all audit and non-audit services to be performed by its principal accountants be approved in advance by the Audit Committee.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Proposal 3

Approval of Material Terms of the 2004 Stock Incentive Plan

We established our 2004 Stock Incentive Plan (“2004 Plan”), which became effective upon our initial public offering in February 2004, to promote our long-term success and the creation of stockholder value by (a) encouraging our employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking our employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2004 Plan authorizes the issuance of options to purchase shares of common stock and the grant of restricted shares, stock units and stock appreciation rights.

We are asking our stockholders to approve the material terms of the 2004 Plan, solely to preserve corporate income tax deductions that may otherwise be disallowed pursuant to Internal Revenue Code Section 162(m) (“Section 162(m)”). Section 162(m) limits a corporation’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1,000,000 per person per year unless the compensation qualifies as “performance-based compensation.” In general, for a grant under the 2004 Plan to qualify as “performance-based compensation,” the 2004 Plan must have been approved by our public stockholders. Stock options, stock awards and stock appreciation rights granted under the 2004 Plan during a transition period ending in the earlier of the date of a material modification of the 2004 Plan or the 2008 Annual Meeting are, however, exempt from the deduction disallowance rule of Section 162(m). The availability of the exemption for awards of performance-based compensation therefore depends upon obtaining approval of the 2004 Plan by our public stockholders. The Board of Directors has determined that it is in the best interest of Atheros to seek stockholder approval at the Annual Meeting.

We are asking you to approve the material terms of the 2004 Plan as described below. If stockholder approval of this proposal is not obtained, no additional grants of options to purchase shares of common stock, stock appreciation rights, restricted shares or stock units under the 2004 Plan will be made to our executive officers following the Annual Meeting.

The following is a summary of material terms of the 2004 Plan. All statements herein are intended only to summarize the 2004 Plan are qualified in their entirety by reference to the 2004 Plan itself. For a more complete description of the terms of the 2004 Plan, you should read a copy of the 2004 Plan which is set forth in Appendix B.

Summary of the 2004 Stock Incentive Plan

Administration. Administration of the 2004 Plan is carried out by the Compensation Committee of the Board of Directors. The Board of Directors may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the 2004 Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended, may grant awards under the 2004 Plan to such employees and may determine all terms of such grants. The Board of Directors may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board of Directors will specify the total number of awards that such officers may award. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility. Our officers and employees and those of our subsidiaries are eligible to participate in the 2004 Plan. Our Directors and other persons that provide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2004 Plan. The term subsidiary is used in this summary to refer to any corporation, if we or one or more other subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. The term affiliate is used in this summary to refer to any entity other than a subsidiary, we or one of more subsidiaries own not less than 50% of such entity. As of December 31, 2007, 878 officers and employees, five non-employee directors and two consultants were eligible to be considered for the grant of awards under the 2004 Plan.

As of December 31, 2007, 1,628,557 shares had been issued upon exercise of options granted under the 2004 Plan, options to purchase 6,670,901 shares and restricted stock units for 1,351,763 shares were outstanding, and 869,231 shares remained available for future grant. Our named executive officers received option grants and restricted stock units under the 2004 Plan in 2007 as set forth in this Proxy Statement in the Grants of 2007 Plan-Based Awards Table under “Executive Compensation.” Our non-employee directors received option grants under the 2004 Plan in 2007 as set forth in this Proxy Statement in Footnote 2 to the Director Compensation Table under “Proposal 1 – Election of Directors.” The following table sets forth information with respect to the stock options and restricted stock units granted under the 2004 Plan in 2007 to the named executive officers as a group, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group.

Name and Position	Number of Options(1)(#)	Number of Restricted Stock Units (#)
All named executive officers	477,500	30,835
All current executive officers	537,500	37,503
All current non-employee directors	37,500	—
All employees and consultants, including officers who are not executive officers	1,446,000	708,178

(1)	All options were granted at an exercise price per share equal to the fair market value on the date of grant.

Automatic Grants to Directors. Each outside director who first joined our board of directors after the effective date of the 2004 Plan, receives a nonstatutory option to purchase 37,500 shares on the first business day after his or her election to the Board. Twenty-five percent (25%) of the shares subject to each option vest and become exercisable on the first anniversary of the date of grant. The balance of the shares subject to such option vest and become exercisable monthly over a three year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the number of shares subject to such options. In addition, after each regular meeting of our stockholders, commencing with the annual meeting occurring after the adoption of the 2004 Plan, each outside director who was not elected to the board for the first time at such meeting will receive an option to purchase 7,500 shares, provided that such outside director has served on the Board for at least six months. Each annual option granted to outside directors who are first elected to our Board of Directors on or after November 1, 2004 vests and becomes exercisable ratably over 48 months and to the other outside directors vests and becomes exercisable ratably over 12 months. This award of options will become fully vested if a change in control occurs with respect to the company during the director’s service.

Maximum Shares and Award Limits. Under the 2004 Plan, the maximum number of shares of common stock that may be subject to stock options, restricted shares, stock units and stock appreciation rights (“share reserve”) was initially 2,250,000, plus any shares remaining available for grant of awards under our 1998 Stock Incentive Plan (including shares subject to outstanding options under our 1998 Stock Incentive Plan on the effective date of the 2004 Plan that are subsequently forfeited or terminate for any other reason before being exercised and unvested shares that are forfeited pursuant to such plan after the effective date of the 2004 Plan). The 2004 Plan also provides that this share reserve will be increased on the first day of each fiscal year during the term of the 2004 Plan, beginning January 1, 2005, by a number of shares that is equal to the lesser of (i) 3,750,000 shares, (ii) 5% of the outstanding shares on the last day of the immediately preceding year, or (iii) an amount determined by the board of directors. Accordingly, on January 1, 2005, the share reserve was increased by 2,397,345 shares to 5,223,972 shares; on January 1, 2006, the share reserve was increased by 2,489,710 shares to 8,013,257 shares; on January 1, 2007, the share reserve was increased by 2,715,205 shares to 10,313,110 shares; and on January 1, 2008, the share reserve was increased by 2,936,405 shares to 11,828,112 shares. All awards granted since our initial public offering have been granted under the 2004 Plan.

In addition, no one Recipient may receive options or stock appreciation rights under the 2004 Plan in any calendar year that relate to more than 937,500 shares, except that grants to a Recipient in the calendar year in which his or her service first commences shall not relate to more than 2,250,000 shares. No one Recipient may receive restricted shares or stock units under the 2004 Plan in any calendar year that relate to more than 937,500 shares, except that grants to a Recipient in the calendar year in which his or her service first commences shall not relate to more than 2,250,000 shares.

These limitations, and the terms of outstanding awards, shall be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If restricted shares or shares issued upon the exercise of options are forfeited, then such shares will become available for awards under the 2004 Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any other reason before being settled or exercised, then the corresponding shares will again become available for awards under the 2004 Plan. If stock units are settled or stock appreciation rights are exercised, then only the number of shares, if any, actually issued in settlement of such stock units or stock appreciation rights will reduce the number of available shares and the balance will become available for awards under the 2004 Plan.

The closing price for our common stock on the NASDAQ Global Select Market as of March 26, 2008, was $22.51 per share.

Stock Options. The 2004 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (Code) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. No Recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant), in excess of $100,000.

The administrator will select the Recipients who are granted options and, consistent with the terms of the 2004 Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for the accelerated exercisability in the event of the Recipient’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Recipient’s service. The exercise price of an incentive stock option cannot be less than 100% of the common stock’s fair market value on the date the option is granted, and in the event a Recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the common stock’s fair market value on the date the option is granted. The exercise price of a nonqualified stock option cannot be less than 85% of the common stock’s fair market value on the date the option is granted. Within the limitations of the 2004 Plan, the administrator may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares. No modification of an option will, without the consent of the Recipient, adversely affect his or her rights or obligations under such option. The option price may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, in consideration of services rendered to the company, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender to pledge shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate exercise price, by delivering a full-recourse promissory note, or in any other form that is consistent with applicable laws, regulations and rules. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years, and in the event a Recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to such Recipient cannot exceed five years. Options generally will be nontransferable except in the event of the Recipient’s death but the administrator may allow the transfer of non-qualified stock options through a gift or domestic relations order to the Recipient’s family members.

Each stock option agreement will set forth the extent to which the Recipient will have the right to exercise the option following the termination of the Recipient’s service with us and our subsidiaries, and the right to exercise the option of any executors or administrators of the Recipient’s estate or any person who has acquired such option(s) directly from the Recipient by bequest or inheritance. A stock option agreement will typically provide that an option will cease to be exercisable upon the earlier of three months following the Recipient’s termination of service with us or our affiliate or the expiration date under the terms of the Recipient’s stock option agreement. Upon death or disability, the option exercise period is extended to the earlier of one year from the Recipient’s termination of service or the expiration date under the terms of the Recipient’s stock option agreement.

Stock Appreciation Rights. The administrator also will select the Recipients who receive stock appreciation rights under the 2004 Plan. Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient’s compensation. A stock appreciation right entitles the Recipient to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the base value for a share of common stock as established by the administrator at the time of grant of the award. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted either alone or in tandem with other awards under the 2004 Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of common stock.

Restricted Shares. The administrator also will select the Recipients who are granted restricted shares and, consistent with the terms of the 2004 Plan, will establish the terms of each stock award. A restricted share award may be subject to vesting requirements or transfer restrictions or both, if so provided by the administrator. Those requirements may include, for example, a requirement that the Recipient complete a specified period of service or that certain performance criteria be achieved. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

Restricted Stock Units. The administrator also will select the Recipients who are granted stock units and, consistent with the terms of the 2004 Plan, will establish the terms of each stock unit. Stock units give Recipient the right to acquire a specified number of shares of stock, or in the committee’s discretion, the equivalent value in cash, at a future date upon the satisfaction of certain vesting conditions based upon a vesting schedule or performance criteria established by the administrator. Stock units may be granted in consideration of a reduction in the Recipient’s other compensation, but no cash consideration is typically required of the Recipient. Unlike restricted stock, the stock underlying stock units will not be issued until the stock units have vested, and recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied.

Qualifying Performance Criteria. The 2004 Plan sets forth performance criteria used in the case of an award intended to qualify as “performance-based compensation” under Section 162(m). To qualify as a “performance-based compensation,” the number of shares or other benefits granted, issued, retainable or vested under an award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the administrator in the award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares. The administrator may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year. If applicable, the administrator shall determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each Recipient, the extent to which the qualifying performance criteria have been met. The administrator may not in any event increase the amount of compensation payable under the 2004 Plan upon the attainment of a qualifying performance goal to a Recipient who is a “covered employee” within the meaning of Section 162(m).

Adjustment of Shares. Generally, if we merge with or into another corporation, we will provide for full exercisability or vesting and accelerated expiration of outstanding awards or settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards unless the awards are continued if we are the surviving entity, or assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity.

Amendment and Termination. No awards may be granted under the 2004 Plan after the tenth anniversary of the adoption of the 2004 Plan. The Board of Directors may amend or terminate the 2004 Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the 2004 Plan will affect a Recipient’s rights under outstanding awards without the Recipient’s consent.

Federal Income Tax Aspects of the 2004 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2004 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the 2004 Plan depend upon the type of award and if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally be recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted stock subject to a vesting requirement generally recognize ordinary income at the time substantial vesting occurs, in an amount equal to the fair market value of the stock at that time minus the amount, if any, paid for the stock. However, a Recipient who receives restricted shares which are not substantially vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the Recipient.

Section 162(m). Section 162(m) would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation” (as defined in the Code) or is otherwise exempt from Section 162(m), such as under the transition rule described above. The availability of the exemption for awards of performance-based compensation not covered by the transition period rule depends upon obtaining approval of the 2004 Plan by our public stockholders. Assuming stockholder approval, grants of options and stock appreciation rights , and grants of restricted shares and stock units conditioned on attainment of one or more performance goals set forth in the 2004 Plan, may qualify as performance-based compensation and be exempt from Section 162(m).

Section 409A. Any deferrals made under the 2004 Plan, including awards granted under the 2004 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the 2004 Plan to meet the applicable tax law requirements.

Required Vote

Approval of the material terms of the 2004 Stock Incentive Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2004 Stock Incentive Plan.

Your Board of Directors recommends a vote FOR approval of the material terms of the 2004 Plan.

Stockholder Proposals for the 2009 Annual Meeting

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the Securities and Exchange Commission. One of the requirements is that the proposal be received by Atheros’ Secretary no later than December 2, 2008. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

Other Matters

Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it in accordance with their judgment.

Whether or not you intend to be present at the Annual Meeting, we urge you to vote by Internet or telephone or submit your signed proxy promptly.

By Order of the Board of Directors.

Jack R. Lazar Chief Financial Officer, Vice President of Corporate Development and Secretary

Santa Clara, California

April 1, 2008

Our 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement or is available on the Internet as provided in the Notice Regarding Availability of Proxy Materials previously sent to our stockholders. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to Atheros at 5480 Great America Parkway, Santa Clara, CA 95054, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 26, 2008, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Atheros Communications, Inc. (the “Corporation”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary purpose of the Audit Committee of the Board of Directors of the Corporation is to assist Board oversight of

•	the integrity of the Corporation’s financial statements and other financial information provided by the Company to any governmental body or to the public,

•	the Corporation’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence as well as their performance, and

•	the Corporation’s risk management, cash management, auditing, accounting and financial reporting processes in general.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels.

The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Membership and Procedures

Membership and Appointment. The Committee shall consist of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors based on recommendations, if any, from the Nominating and Governance Committee. No Committee member shall simultaneously serve on the audit committees of more than three other public companies. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

Independence and Qualifications. Each member shall meet the applicable independence, financial literacy and experience requirements as may be established from time to time by law and the Nasdaq Stock Market (“Nasdaq”). All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

Delegation. The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have the power and authority of the Committee to grant preapprovals of auditing and permitted non-audit services by the independent auditor. Any decision of such a subcommittee shall be presented to the Committee at its next scheduled meeting.

Authority to Retain and Replace Advisors. The Committee shall have the power and authority, at the Corporation’s expense, to retain, replace and compensate independent counsel, accounting and other advisors, as it determines necessary to carry out its duties.

Annual Performance Evaluation. The Committee shall perform an annual performance evaluation of the Committee and, to the extent the Committee so determines, make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

With respect to the independent auditors:

1. The Committee shall have the sole authority to appoint or replace the Corporation’s independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

2. The Committee shall pre-approve the provision of all auditing and non-audit services by the independent auditors to the Corporation and its subsidiaries and shall also approve all audit engagement fees and terms and all non-audit engagements with the independent auditors.

3. In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditors’ performance of any non-audit services is compatible with the independent auditors’ independence.

4. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues; and

(c)	all relationships between the independent auditors and the Corporation, in order to assess the auditors’ independence.

5. The Committee shall review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning:

(a)	all critical accounting policies and practices to be used;

(b)	alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	any other material written communications between the independent auditors and the Corporation’s management.

With respect to the Corporation’s financial statements:

6. The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC.

7. The Committee shall review disclosures made to the Committee by the Corporation’s chief executive officer and chief financial officer during their certification process for Forms 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

8. In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with management and the independent auditors the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditors’ judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting.

9. The Committee, as a whole or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management and the independent auditors prior to filing of the Corporation’s Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

10. Based on its review and discussions with management and the independent auditors, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

11. The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Corporation’s annual stockholders’ meeting proxy statement.

12. The Committee shall generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

13. The Committee shall review related party transactions for potential conflicts of interest.

14. Review the regular Management Letter to management prepared by the independent auditors and management’s response.

With respect to periodic reviews and reports:

15. Periodically, the Committee shall meet separately with each of management and the independent auditors.

16. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

17. The Committee shall discuss the Corporation’s policies with respect to risk assessment and risk management.

18. The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the independent audit function.

With respect to ethical and legal compliance and other matters

19. The Committee shall ensure that management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior. The Committee shall also periodically review the Corporation’s policies and procedures regarding compliance with the Corporation’s Code of Business Conduct and Ethics.

20. The Committee shall periodically review management’s review system of the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public to ensure that such documents satisfy legal requirements.

21. Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

22. Periodically review, with the Company’s counsel, legal and regulatory compliance matters including corporate securities trading policies, and the adequacy and effectiveness of the Corporation’s systems and controls for monitoring and managing legal and regulatory compliance.

23. The Committee shall review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

24. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

25. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

26. The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

27. The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

APPENDIX B

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

(Adopted by the Board on January 14, 2004 and amended and restated on March 19, 2008)

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

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ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

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ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

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ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

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ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on January 14, 2004, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) January 14, 2004 or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean Atheros Communications, Inc.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

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(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

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(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this 2004 Stock Incentive Plan of Atheros Communications, Inc., as amended from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc) “Stock” shall mean the Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

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(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

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(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the

Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards, either at the time of the award or sale or thereafter, without the consent of the Offeree or Optionee) and to specify the provisions of the Restricted Stock Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Restricted Stock Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement if the Offeree’s or Optionee’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Stock Agreement; and

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(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors

(i) Each Outside Director who first joins the Board of Directors after the effective date of the Plan, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase 37,500 Shares (subject to adjustment under Section 11) on the first business day after his or her election to the Board of Directors. Twenty-five percent (25%) of the Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to such Option (i.e. the remaining seventy-five percent (75%)) shall vest and become exercisable monthly over a three-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the total number of Shares subject to such Options. Notwithstanding the foregoing, each such Option shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the adoption of the Plan, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 7,500 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under the proceeding sentence of this Section 4(b)(ii) to a director first elected to the Board on or after November 1, 2003 shall vest and become exercisable ratably over forty-eight months. Each Option granted under this Section 4(b)(ii) to a director who was first elected to the Board prior to November 1, 2003 shall vest and become exercisable ratably over 12 months. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

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(iii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service for any reason shall terminate immediately and may not be exercised.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 2,250,000 Shares, plus (x) any Shares remaining available for grant of awards under the Company’s 1998 Stock Incentive Plan on the effective date of the Plan (including Shares subject to outstanding options under the Company’s 1998 Stock Incentive Plan on the effective date of this Plan that are subsequently forfeited or terminate for any other reason before being exercised and unvested Shares that are forfeited pursuant to such plan after the effective date of this Plan) and (y) an annual increase on the first day of each fiscal year during the term of the Plan, beginning January 1, 2005, in each case in an amount equal to the lesser of (i) 3,750,000 Shares, (ii) 5% of the outstanding Shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

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(b) Award Limitation. Subject to the provisions of Section 11, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 937,500 Shares, except that grants to a Participant in the calendar year in which his or her service first commences shall not relate to more than 2,250,000 Shares. Subject to the provisions of Section 11, no Participant may receive Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than 937,500 Shares, except that grants to a Participant in the calendar year in which his or her service first commences shall not relate to more than 2,250,000 Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

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(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, a Stock Option Agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event

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exceed 10 years from the date of grant (five years for Employees described in Section 4(c). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

( f) Exercise of Options. Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

( g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

( h) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

( i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

( j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

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( k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

( l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

( a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

( b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

( c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

( d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

( e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

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( f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

( g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

( h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

( a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

( b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

( c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

( d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

( e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

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( f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

( g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR.

SECTION 10. STOCK UNITS.

( a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

( b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

( c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

( d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

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2004 STOCK INCENTIVE PLAN

( e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

( f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

( g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

( a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a) and (b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

( b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

( c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

( d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

SECTION 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

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2004 STOCK INCENTIVE PLAN

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

( a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

( b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

( c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 16. WITHHOLDING TAXES.

( a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

( b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

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2004 STOCK INCENTIVE PLAN

SECTION 17. LIMITATION ON PARACHUTE PAYMENTS.

( a) Scope of Limitation. This Section 17 shall apply to an Award only if the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Optionee or Offeree, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Optionee or Offeree (including the excise tax under section 4999 of the Code), will be greater after the application of this Section 17 than it was before application of this Section 17.

( b) Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 17, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

( c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 17, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 17 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

( d) Related Corporations. For purposes of this Section 17, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

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2004 STOCK INCENTIVE PLAN

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. QUALIFYING PERFORMANCE CRITERIA.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 20. DURATION AND AMENDMENTS.

( a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on January 13, 2014 and may be terminated on any earlier date pursuant to Subsection (b) below.

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2004 STOCK INCENTIVE PLAN

( b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

( c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 21. EXECUTION.

To record the adoption of this amendment and restatement of this Plan by the Board of Directors on March 19, 2008, the Company has caused its authorized officer to execute the same.

ATHEROS COMMUNICATIONS, INC.

By	/s/ Bruce P. Johnson
Name Title	Bruce P. Johnson Assistant Secretary

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

Atheros Communications, Inc.

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/ATHR

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed, FOR Proposal 2 and FOR Proposal.

1. Election of Directors: For Withhold For Withhold 01—Teresa H. Meng* 02—Willy C. Shih*

* Each to be elected as Class II directors of the Company to serve until the 2011 Annual Meeting or until their successors are duly elected and qualified.

For Against Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2008.

For Against Abstain

3. Approval of the material terms of the 2004 Stock Incentive Plan.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or postponements or adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 2 2 B V 0 1 7 3 0 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00V7YB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Atheros Communications, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and appoints CRAIG H. BARRATT, JACK R. LAZAR and BRUCE P. JOHNSON, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atheros Communications, Inc. (the “Company”) to be held at the Company’s offices at 5480 Great America Parkway, Santa Clara, California on Thursday, May 22, 2008 at 10:00 a.m., Pacific Daylight Time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of Class II directors; FOR Proposal 2, the ratification of the appointment of independent registered public accounting firm; FOR Proposal 3, the approval of the material terms of the 2004 Stock Incentive Plan; and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.